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                                     CONTACT:               THOMAS W. BUSCH, CFO
                                                     SWISHER INTERNATIONAL, INC.
                                                              6849 FAIRVIEW ROAD
                                                             CHARLOTTE, NC 28210
                                                   PHONE (704) 364-7707, EXT.157


                                 [SWISHER LOGO]

PRESS RELEASE

FOR RELEASE 3:00 P.M. EDT
JUNE 30, 1999

SWISHER INTERNATIONAL, INC. FINALIZES LINE OF
CREDIT AGREEMENT.

CHARLOTTE, NC, JUNE 30, 1999: Effective today, Swisher International, Inc.
(SWSH) of Charlotte, NC entered into a $1.75 million revolving line of credit agreement with Capital Factors, Inc. also located in Charlotte, NC.

The new financing agreement replaces the Company's existing $1.75 million revolving line of credit with another facility, which expires today, June 30, 1999. Under the terms of the new Capital Factors, Inc. financing commitment, the $1.75 million credit facility will be used to fund Swisher International, Inc.'s working capital requirements through June 30, 2002, with options to extend the agreement an additional two years through June 30, 2004.

Patrick L. Swisher, President and Chief Executive Officer of Swisher International, Inc. stated, "This new long-term agreement will provide the Company with the opportunity to continue to focus management's efforts on improving operational results, with the knowledge that our currently foreseen working capital resources will be met through 2002. We consider this long-term arrangement a vote of confidence in the Company's continued improvement in financial performance coupled with our corporate philosophy of enhanced service to our franchisees and ultimately the customers they serve, both nationally and internationally.

Swisher International, Inc. is the nation's leading franchisor of commercial hygiene services and products with corporate offices located in Charlotte, North Carolina.


      6849 Fairview Road - Charlotte, North Carolina 28210 - 704-364-7707
                 Fax: 704-365-8941 - E-mail: pswis53866@aol.com
                     Web Site: http://www.swisheronline.com